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                                                                     EXHIBIT (j)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-149499 on Form N-1A of our report dated October 26, 2009, relating to the financial statements and financial highlights of Van Kampen Retirement Strategy Trust, including Van Kampen 2010 Retirement Strategy Fund, Van Kampen 2015 Retirement Strategy Fund, Van Kampen 2020 Retirement Strategy Fund, Van Kampen 2025 Retirement Strategy Fund, Van Kampen 2030 Retirement Strategy Fund, Van Kampen 2035 Retirement Strategy Fund, Van Kampen 2040 Retirement Strategy Fund, Van Kampen 2045 Retirement Strategy Fund, Van Kampen 2050 Retirement Strategy Fund and Van Kampen In Retirement Strategy Fund, appearing in the Annual Reports to Shareholders on Form N-CSR of Van Kampen Retirement Strategy Trust for the period from October 23, 2008 (commencement of operations) through August 31, 2009 and to the reference to us under the headings "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 22, 2009